UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 8, 2018

Date of Report (Date of earliest event reported)

ESTERLINE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06357	13-2595091
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500-108th Avenue NE, Bellevue, Washington	98004
(Address of principal executive offices)	(Zip Code)

(425) 453-9400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the definitive proxy statement of Esterline Technologies Corporation (the “Company”) for the 2018 Annual Meeting of stockholders held on February 8, 2018 (the “2018 Annual Meeting”), Mr. Gary E. Pruitt retired from the Board of Directors (“Board”) and committees of the Board on which he served at the expiration of his three-year term effective immediately following the 2018 Annual Meeting.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendments to the Certificate of Incorporation

On February 8, 2018, at the 2018 Annual Meeting, the stockholders of the Company adopted amendments to the Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to provide for the declassification of the Board. These amendments to the Certificate of Incorporation had previously been approved by the Board, subject to stockholder approval. On February 8, 2018, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment to the Restated Certificate of Incorporation (the “Certificate of Amendment”) to reflect the declassification amendments, which became effective upon filing. On February 8, 2018, the Company also filed with the Secretary of State of the State of Delaware a Restated Certificate of Incorporation (the “Restated Certificate”) to consolidate and integrate the above amendments to the Company’s Certificate of Incorporation.

The amendments to the Certificate of Incorporation relating to the declassification of the Board are described in the Company’s definitive proxy statement in connection with the 2018 Annual Meeting under “Proposal 2 – Approval of the Amendment to the Restated Certificate of Incorporation to Declassify the Board of Directors”.

The above description of the amendments is qualified in its entirety by reference to the description contained in the definitive proxy statement in connection with the 2018 Annual Meeting and the text of the Certificate of Amendment and the Restated Certificate, which are included hereto as Exhibits 3.1.1 and 3.1.2, respectively, and are incorporated herein by reference.

Amendments to the Bylaws

The Board previously approved and adopted certain conforming amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) relating to the declassification of the Board, which were contingent upon stockholder approval of the declassification amendments to the Certificate of Incorporation at the 2018 Annual Meeting and became effective upon the effective time of the Certificate of Amendment.

On February 8, 2018, the Board also approved and adopted certain other amendments to the Company’s Bylaws, effective as of the same date, to, among other things: (i) allow for a remote meeting of the stockholders as authorized by Section 211 of the General Corporation Law of the State of Delaware, (ii) provide flexibility with regard to giving notice to stockholders, (iii) clarify the procedures for stockholder action by written consent, (iv) add a forum selection clause specifying Delaware as the sole and exclusive forum for derivative or breach of duty suits or proceedings, claims arising under the General Corporation Law of the State of Delaware or suits pertaining to the internal affairs of the Company, and (v) update certain other sections for additional clarification and consistency.

The above description of the amendments is qualified in its entirety by reference to the text of the Bylaws, as amended, and a copy of the Bylaws marked to show changes from the prior Bylaws, which are included hereto as Exhibits 3.2.1 and 3.2.2, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting, the stockholders of the Company acted on the following proposals:

(a)	Proposal 1 – Election of Directors. The stockholders elected each of the director nominees set forth below for a one-year term expiring at the 2019 annual meeting. The stockholders voted as follows:

	Votes Cast
Name	For	Against	Abstain	Broker Non-Votes
Delores M. Etter	24,970,575	882,084	155,478	1,531,590
Mary L. Howell	24,979,420	873,193	155,524	1,531,590

(b)	Proposal 2 – Approval of the Amendment to the Restated Certificate of Incorporation to Declassify the Board of Directors. The stockholders approved the Amendment to the Company’s Restated Certificate of Incorporation to declassify the Company’s Board of Directors. The stockholders voted as follows:

Votes Cast
For	Against	Abstain	Broker Non-Votes
25,830,788	20,686	156,663	1,531,590

Approval of this proposal required the affirmative vote of the holders of at least 80% of the outstanding shares of common stock entitled to vote at the meeting. Abstentions and broker non-votes had the same effect as a vote against the proposal.

(c)	Proposal 3 – Advisory Vote on Executive Compensation. The stockholders approved, on an advisory basis, the compensation of Esterline’s named executive officers for the fiscal year ended September 29, 2017. The stockholders voted as follows:

Votes Cast
For	Against	Abstain	Broker Non-Votes
22,315,401	366,660	3,326,076	1,531,590

(d)	Proposal 4 – Ratification of Ernst & Young LLP as Esterline’s Independent Registered Public Accounting Firm. The stockholders ratified the selection of Ernst & Young LLP as Esterline’s independent registered public accounting firm for the fiscal year ending September 28, 2018. The stockholders voted as follows:

Votes Cast
For	Against	Abstain
27,181,503	137,901	220,323

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1.1	Certificate of Amendment to the Restated Certificate of Incorporation of the Company

3.1.2	Restated Certificate of Incorporation of the Company

3.2.1	Amended and Restated Bylaws of the Company

3.2.2	Amended and Restated Bylaws of the Company (marked to show changes)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTERLINE TECHNOLOGIES CORPORATION

Dated: February 13, 2018	By:	/s/ MARCIA J. MASON
	Name:	Marcia J. Mason
	Title:	Executive Vice President & General Counsel